EXHIBIT 77C to Neuberger Berman Advisers Management Trust Form N-SAR 08/31/09

File Number: 811-04255
CIK Number: 0000736913

Report of Votes of Shareholders

A special meeting of shareholders of Balanced Portfolio, Growth Portfolio, Guardian Portfolio, International Large Cap Portfolio, International
Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Real Estate Portfolio, Regency Portfolio, Small-Cap Growth Portfolio, Short Duration Bond Portfolio, and Socially Responsible Portfolio (each a Fund and collectively the Funds), each a series of Neuberger Berman Advisers Management Trust (the Trust), was held on March 16, 2009 (the Shareholder Meeting). Upon completion of the acquisition of Neuberger Berman Management LLC (NB Management) and Neuberger Berman LLC (Neuberger) by NBSH Acquisition, LLC, an entity organized by key members of Neuberger Bermans senior management (the Acquisition), the Trusts management and sub-advisory agreements, on behalf of each Fund, with NB Management and Neuberger, respectively, automatically terminated. At the Shareholder Meeting, shareholders voted to approve a new management agreement between each Fund and NB Management and a new sub-advisory agreement with respect to each Fund, between NB Management and Neuberger. Shareholders of the Fund also voted, together as a single class with the shareholders of each Series of the Trust, to approve the election of Trustees to the Board of Trustees.

PROPOSAL 1 TO APPROVE A NEW MANAGEMENT AGREEMENT BETWEEN THE TRUST, ON BEHALF OF EACH FUND, AND NB MANAGEMENT

Neuberger Berman
Advisers Management Trust
		      Votes For  Votes Against	Votes Withheld	Abstentions	Broker
		                                                              Non-Votes
Balanced	      1,720,360	      141,490                        33,076
Growth	              6,836,032	      289,080                       332,983
Guardian	      7,957,359	      329,680	                    461,297
International	     30,653,462	      958,325	                  1,209,777
Mid-Cap Growth	     20,540,523	      677,941	                    782,374
Partners	     23,587,298	    1,002,746	                  1,340,241
Regency	             19,920,553	      441,539		            778,567
Short Duration Bond  33,552,106	    1,048,082		          1,636,740
Small-Cap Growth      1,295,134	       54,352		             53,766
Socially Responsive   9,976,162	      404,190		            360,357


PROPOSAL 2 TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH RESPECT TO THE TRUST AND EACH FUND, BETWEEN NB MANAGEMENT AND NEUBERGER

Neuberger Berman
Advisers Management Trust
		      Votes For	 Votes Against	Votes Withheld	Abstentions	Broker
 		                                                              Non-Votes
Balanced	      1,690,802	      151,458		             52,666
Growth	              6,815,111	      326,165		            316,819
Guardian	      7,958,760	      339,312		            450,264
International	     30,574,951	      978,139		          1,268,474
Mid-Cap Growth	     20,546,514	      670,424		            783,900
Partners	     23,613,635	    1,023,653		          1,292,997
Regency	             19,801,734	      527,941		            810,984
Short Duration Bond  33,395,454     1,201,513		          1,639,961
Small-Cap Growth      1,294,551	       50,045		             58,657
Socially Responsive   9,916,014	      453,972		            370,723


PROPOSAL 3 TO APPROVE THE ELECTION OF THE FOLLOWING TRUSTEES TO THE BOARD OF TRUSTEES OF THE TRUST:*

Neuberger Berman
Advisers Management Trust
		      Votes For	 Votes Against	Votes Withheld	Abstentions	Broker
		                                                              Non-Votes
Joseph V. Amato	    159,364,693                    9,010,901
John Cannon	    159,377,855		           8,997,739
Faith Colish	    159,515,204		           8,860,390
Robert Conti	    159,656,042		           8,719,552
Martha C. Goss      159,797,663		           8,577,931
C. Anne Harvey	    159,572,095		           8,803,499
Robert A. Kavesh    159,160,095		           9,215,499
Michael M. Knetter  159,829,398		           8,546,196
Howard A. Mileaf    159,490,324		           8,885,270
George W. Morriss   159,818,569		           8,557,025
Edward I. OBrien    159,319,932		           9,055,662
Jack L. Rivkin	    159,524,553		           8,851,041
Cornelius T. Ryan   159,246,531		           9,129,063
Tom D. Seip	    159,775,588		           8,600,006
Candace L. Straight 159,812,148		           8,563,446
Peter P. Trapp	    159,318,010		           9,057,584
*	Denotes trust-wide proposal and voting results.